COVER LETTER

 THIS FILING IS A PRELIMINARY PROXY STATEMENT. THE HARD COPY OF THIS REPORT IS SCHEDULED TO BE MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 31, 1998.

                        SCHEDULE 14A

          INFORMATION REQUIRED IN PROXY STATEMENT

               SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  				[X]
Filed by a Party other than the Registrant 	[ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Community Bancorp.
     (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1)  Title of each class of securities to which transaction applies:
         ______________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
         ______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
         ______________________________________________________________
     5)  Total fee paid:
         ______________________________________________________________

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         ______________________________________________________________
     2)  Form, Schedule or Registration Statement No.:
         ______________________________________________________________
     3)  Filing Party:
         ______________________________________________________________
     4)  Date Filed:


                           COMMUNITY BANCORP.
                               Derby Road
                                Route 5
                         Derby, Vermont  05829

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MAY 5, 1998

     The Annual Meeting of Shareholders of Community Bancorp. will be held at the Elks Club, Derby, Vermont, on Tuesday, May 5, 1998, at 5:30 p.m., for the following purposes:

     1. To elect four directors to serve until the Annual Meeting of Shareholders in 2001;

     2. To ratify the selection of the independent public accounting firm of A.M. Peisch & Company as the Corporation's external auditor for the fiscal year ending December 31, 1998;

     3. To consider and act upon a proposal to amend the Corporation's Articles of Association to increase the number of authorized shares of common stock from the current 2,000,000 to 6,000,000; and

4. To transact such other business as may properly be brought before the meeting.

     The close of business on March 10, 1998, has been fixed as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ Rosemary M. Rowe
                                          ROSEMARY M. ROWE
                                          Secretary

Derby, Vermont
March 31, 1998


YOUR PROXY IS ENCLOSED. PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. IT IS IMPORTANT THAT YOU RETURN YOUR COMPLETED PROXY PROMPTLY.

                          COMMUNITY BANCORP.
                             Derby Road
                              Route 5
                        Derby, Vermont  05829

                           PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS
                             May 5, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors of Community Bancorp. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on May 5, 1998, at 5:30 p.m. at the Elks Club in Derby, Vermont or at any adjournment or adjournments thereof. The proxy statement and accompanying proxy card are first being sent to shareholders on or about March 31, 1998.

     Proxy cards duly executed and returned by a shareholder will be voted as directed on the card. If no choice is specified, the proxy will be voted FOR the election of the four nominees set forth in the proxy; FOR the proposal to amend the Articles of Association; and FOR ratification of the selection of A.M. Peisch & Company as the Corporation's external auditor for 1998. If other matters are voted upon, persons named in the proxy and acting thereunder will vote in accordance with the recommendations of management pursuant to the discretionary authority conferred in the proxy. Any proxy may be revoked by written notice to the Secretary of the Corporation prior to the voting of the proxy.

     Only holders of record of the Corporation's shares of common stock outstanding as of the close of business on March 10, 1998, the record date for the meeting, will be entitled to notice of and to vote at the meeting. As of the record date, there were 1,519,034 shares of the Corporation's common stock issued and outstanding. Each share is entitled to one vote on all matters presented to the shareholders for vote.

     In accordance with Securities and Exchange Commission ("SEC") rules, the proxy card permits stockholders to designate whether they wish to vote "for", "against", or "abstain" on any proposal, or to withhold authority to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the outstanding shares entitled to vote on the matter. While abstentions are counted in determining whether a quorum has been reached on a particular matter, broker non-votes (as defined below) are not counted as they are not deemed to be entitled to vote on such matter. A broker non-vote will occur when a broker who holds shares in street name for a customer does not have the authority under applicable stock exchange or broker self-regulatory organization rules to cast a vote on a particular matter because the matter is deemed non-discretionary and the broker's customer has not furnished voting instructions. Abstentions and broker non-votes are tabulated as follows: In matters requiring the affirmative vote of at least a majority of the votes cast "for" and "against," abstentions and broker non-votes are not counted and will not affect the outcome of the vote. In matters requiring the affirmative vote of at least a majority of all of the Corporation's common stock, abstentions and broker non-votes will have the effect of a vote against the proposal. In the election of directors, which is by plurality of the votes cast, broker non-votes will not affect the outcome of an uncontested election, but will have the effect of aiding the challenger in a contested election.

     All expenses of this solicitation will be paid by the Corporation. This solicitation of proxies by mail may be followed by a solicitation either in person, or by letter or telephone by officers of the Corporation or by officers or employees of its wholly-owned subsidiary, Community National Bank (some-times referred to in this proxy statement as the "Bank"). The Corporation has requested banks, brokers and other similar agents or fiduciaries to forward proxy materials to beneficial owners of stock and, if requested, will reimburse them for their costs.

                        PRINCIPAL SECURITYHOLDERS

     The following table shows the amount of common stock beneficially owned by all directors, nominees for director and executive officers of the Corporation as a group.

                                     Amount & Nature of Beneficial
                                       Ownership of Common Stock
                                     Sole Voting    Shared Voting
                                     & Investment   & Investment   Percent of
                                        Power           Power       Class(1)

All Directors, Nominees & Executive
 Officers as a Group (12 in number)(2) 150,709        35,032         12.23%

______________________
<F1>  Percentages assume the exercise of conversion rights held pursuant to the Corporation's 9% Convertible Subordinated Debentures.
      Shareholdings are as of March 10, 1998, except for shares held through the Corporation's Retirement Savings Plan, which are as of December 31, 1997, the date of the most recent Plan report.
<F2>  Share information for the group includes 203 shares that such individuals have the right to acquire upon conversion of Community Bancorp. 9% Convertible Subordinated Debentures held by them and 18,817 shares held indirectly by three of the members of the group by virtue of their investment in the Community Bancorp. stock fund under the Corporation's Retirement Savings Plan.

     In addition, as of March 10, 1998, 93,501 shares representing 6.16% of the Corporation's issued and outstanding shares of common stock were held by the trust department of Community National Bank. It is the Bank's practice not to vote such shares unless instructions are received from the beneficial owner.

     The Corporation is not aware of any individual, group, corporation or other entity owning beneficially more than 5% of the Corporation's outstanding common stock. The Corporation has no other authorized class of stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and to furnish the Corporation with copies of all such reports. The Corporation has reviewed the copies of the Section 16 reports filed by the directors and officers, or written representations from them that no Forms 5 were required to be filed for 1997. Based solely on such review the Corporation believes that all
Section 16 filing requirements applicable to its officers and directors for 1997 were complied with.


                                ARTICLE 1
                          ELECTION OF DIRECTORS

     The Articles of Association and the By-laws of the Corporation provide for a Board of no fewer than nine and no more than twenty-five directors, to be divided into three classes, as nearly equal in number as possible, each class serving for a period of three years. The Board of Directors presently consists of 9 members. This year the Board has voted to increase the number of directors to 10 for the ensuing year. The directors in the class whose term will expire at the 1998 Annual Meeting of Shareholders are Francis P. Allard, Marcel M. Locke and Dale Wells. Mr. Allard will retire from the
Board at the Annual Meeting and will not stand for re-election. Incumbent directors Marcel Locke and Dale Wells will stand for re-election. In addition, the Board has nominated for election to the Board Messrs. Michael H. Dunn and Stephen P. Marsh.

     Unless authority is withheld, proxies solicited hereby will be voted in favor of the four nominees, to hold office until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualify. If for any reason not now known by the Corporation, any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or to fix the number of directors at fewer than ten, as the directors in their discretion may deem advisable.

     The following table sets forth certain information concerning each of the nominees and other incumbent directors:

                                                            Community Bancorp.
                                             Director of       Common Stock
                                              Community     Beneficially Owned
                        Principal              Bancorp.        and Percent of
Name and Age            Employment            Since (1)           Class (2)

Nominees to serve (if elected) until 2001 Annual Meeting:

Michael H. Dunn          Book Dealer                        27,309(3)    1.80%
Age 56                   Derby, VT

Marcel M. Locke          Proprietor,             1986        3,290(4)     .21%
Age 59                   Parkview Garage
                         Orleans, VT

Stephen P. Marsh         Vice President and                 25,707(5)    1.69%
Age 50                   Treasurer, Community
                         Bancorp.; and Senior
                         Vice President and
                         Cashier,
                         Community National Bank
                         Derby, VT

Dale Wells               President,              1996        1,962        .13%
Age 52                   Dale Wells Building
                         Contractor, Inc.
                         St. Johnsbury, VT

Incumbent Directors to serve until 2000 Annual Meeting:

Elwood Duckless          Past President,         1987       50,580(6)    3.33%
Age 57                   Newport Electric Co.
                         Newport, VT

Rosemary M. Lalime       Principal Broker        1985       20,525(7)    1.35%
Age 51                   and Owner,
                         All Seasons Realty
                         Newport, VT

Anne T. Moore            Principal Real          1993       18,284(8)    1.20%
Age 54                   Estate Broker,
                         Taylor Moore
                         Agency, Inc.
                         Derby, VT
                         (insurance and
                          real estate)


Incumbent Directors to serve until 1999 Annual Meeting:

Thomas E. Adams          Owner, NPC              1986       10,867(9)     .72%
Age 51                   Realty, Inc.
                         Holland, VT

Jacques R. Couture       Dairy Farmer/           1992        1,403(10)    .09%
Age 47                   Maple Producer
                         Westfield, VT

Richard C. White         President, Chief        1983       29,318(11)   1.93%
Age 52                   Executive Officer
                         and Director,
                         Community Bancorp.
                         and Community
                         National Bank
                         Derby, VT

__________________
<F1>  Except for Michael H. Dunn and Stephen P. March, each nominee and incumbent director is also a director of Community National Bank.
      The dates indicated in the table reflect only service on the Board of Directors of the Corporation and not Community National Bank.
<F2>  Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed. Shareholdings are as of March 10, 1998, except for shares held by Mr. Marsh and Mr. White indirectly through participation in the Community Bancorp. stock fund under the Corporation's Retirement Savings Plan, which are as of December 31, 1997, the date of the most recent Plan report.
<F3>  Includes 3,574 shares held by a holding company of which Mr. Dunn is
      President and has sole voting power.
<F4>  Includes 1,456 shares held by Mr. Locke jointly with his wife, as to which voting and investment power is shared.
<F5>  Includes 20,089 shares held by Mr. Marsh jointly with his wife, as to which voting and investment power is shared; and 5,618 shares indirectly owned by Mr. Marsh by virtue of his participation in the Community Bancorp. stock fund under the Corporation's Retirement Savings Plan.
<F6>  Includes 315 shares held by Mrs. Duckless; and 8,266 shares held by Mr.
      Duckless jointly with his wife. Mr. Duckless has voting and investment power over the shares held by Mrs. Duckless and the shares held jointly.
<F7>  Includes 1,343 shares held by Mrs. Lalime jointly with her husband, as to which voting and investment power is shared.
<F8>  Includes 8,487 shares held by Mrs. Moore's husband.
<F9>  Includes 4,524 shares held in an IRA for Mr. Adams' benefit.
<F10> Includes 730 shares held by Mr. Couture jointly with his wife, as to which voting and investment power is shared, and 20 shares held in a custodial account for Mr. Couture's minor child.
<F11> Includes 11,242 shares indirectly owned by Mr. White by virtue of his participation in the Community Bancorp. stock fund under the Corporation's Retirement Savings Plan; 620 shares held by Mr. White's children; 966 shares held by Mr. White jointly with his wife; and 1,970 shares held in an IRA for Mr. White's benefit. Mr. White has shared voting and investment power over the shares held by his children and the shares that he owns jointly with his wife.
</F>

	-----------------------------------------

Meeting Attendance

     The Corporation's Board of Directors held four regular meetings and five special meetings during 1997. Each incumbent director attended at least 75% of the aggregate of all such meetings. In addition, all of the Corporation's directors serve on the Bank's Board of Directors (which meets monthly) and on various Board committees. Each of the directors attended at least 75% of the scheduled Board and committee meetings.

     The entire board of Directors of the Corporation, rather than a committee of the Board, nominates candidates for election to the Corporation's Board of Directors. The Board will consider recommendations by shareholders for nomination as director. Recommendations should be sent, in writing, to the President of the Corporation on or before January 1 next preceding the Annual Meeting for which such nomination is sought.

     The Corporation's Board of Directors does not have a standing executive committee. Although the Board of Directors of the Corporation has no standing audit or personnel committees, similar functions are performed by the Bank's Board of Directors or its committees. The Bank's Board of Directors and its audit committee (also known as its Risk Management Committee) review the findings and recommendations of the Bank's independent public accountants, as well as the Bank's internal audit procedures, examinations by regulatory authorities and matters having a material effect on the Bank's financial position. The present members of the Bank's audit committee are Thomas Adams (Chairman), Jacques Couture, Elwood Duckless and Rosemary Lalime.
During 1997 the Bank's audit committee met four times.

     The functions of the Bank's personnel committee (also known as its Human Resources Committee) include reviewing and making recommendations to the Board concerning the compensation of the Bank's officers and employees. The present members of the Bank's personnel committee are Thomas Adams, Jacques Couture, Ann Moore, Dale Wells and Richard White, as well as two officers of the Bank who serve as non-voting members of the committee. Mr. White does not vote on matters affecting his own compensation. The Bank's personnel committee met two times during 1997.

Transactions with Management

     Some of the incumbent directors, nominees and executive officers of the Corporation, and some of the corporations and firms with which these individuals are associated, are customers of Community National Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to be customers of and indebted to the Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Directors' Fees

     Directors of the Corporation who are not salaried employees of the Bank receive an annual retainer of $3,000 for serving on the Board and a fee of $250 per Board meeting. Each director of the Corporation also serves as a director of the Bank. Bank directors who are not salaried employees of the Bank receive an annual retainer of $3,500, a fee of $250 per Board meeting and a fee of $250 per committee meeting. This fee structure is intended to compensate the Bank's directors for attendance at Board meetings as well as for the time spent by them in activities directly related to their service on the Board for which they receive no additional compensation, including but not limited to attendance at the annual directors' retreat and attendance at educational seminars or programs on pertinent banking topics. In addition to the fees for meetings of the Bank's Board of Directors and its committees, each Bank director attends at least six meetings per year of the Bank's local advisory boards and receives a fee of $250 per meeting, except for Mr. White, who does not receive any fees for such attendance.

     From time to time directors perform evaluations of loan collateral for the Bank and are reimbursed for such services at the rate of $25 per hour.

Vote Required

     Election of a nominee for director will require a plurality of the votes cast in the election.

     The Board of Directors recommends a vote FOR Article 1.


                          EXECUTIVE COMPENSATION

     The officers of the Corporation did not receive any compensation for services rendered to the Corporation in 1997, but did receive compensation for services rendered in their capacities as officers of the Bank.

     The following table sets forth the compensation paid to the President and Chief Executive Officer for services rendered to the Corporation and its subsidiaries, in all capacities during 1997 and in each of the preceding two years.

                        SUMMARY COMPENSATION TABLE
                           Annual Compensation

Name and
Principal	                                           All Other
Position          Year   Salary(1)      Bonus(2)     Compensation(3)

Richard C. White, 1997   $ 117,662      $ 21,490     $ 23,138
President, CEO &  1996   $ 109,000	     $ 13,635     $ 23,868
Director          1995   $ 102,100      $ 13,182     $ 13,092

_________________
<F1>  Includes voluntary salary deferrals by Mr. White pursuant to the
      Corporation's Retirement Savings (401(k)) Plan, as follows: 1997, $6,862; 1996, $6,132; and 1995, $5,764.
<F2>  All bonuses were paid under the Corporation's Officer Incentive Plan
      (described below) in the year indicated, for services rendered in the prior year. Bonuses for services rendered in 1997 will be calculated and paid in the second quarter of 1998.
<F3>  Includes the following:  (i) discretionary contributions made by the
      Corporation for Mr. White's account under the Corporation's Retirement Savings Plan, described below, as follows: 1997, $19,707; 1996, $20,802; and 1995, $10,210; and (ii) matching employer contributions made under the Retirement Savings Plan for Mr. White's account, as follows: 1997, $3,431; 1996, $3,066; and 1995, $2,882.

     Except for the use of vehicles owned by the Bank by certain officers, no director or executive officer received any special personal benefits during 1997. In policy and practice, the Bank does not provide special personal benefits to directors or officers.

Retirement Savings Plan

     Employees who are age 21 or over and who have completed at least one year of service (as defined in the plan) are eligible to participate in the Community Bancorp. and Designated Subsidiaries' Retirement Savings Plan (the "Plan"). The Plan contains features of a so-called 401(k) plan which permit participants to make voluntary compensation deferrals on a tax-deferred basis of up to 15% of their pre-tax compensation. For 1998 the Plan limits the maximum annual deferral to $10,000 per participant. This maximum is adjusted annually for inflation by the Internal Revenue Service. The Corporation will make a discretionary matching contribution to the account of participants equal to a percentage of the amount deferred. The matching contribution percentage is established from time to time by the Corporation in its sole discretion. The matching contribution percentage for 1998 has been set at 50% of the amount deferred for deferrals of up to 5% of compensation. Deferrals in excess of 5% of compensation were not matched by the Corporation.

     In addition to voluntary compensation deferrals and matching employer contributions, the Corporation may make a discretionary profit sharing contribution each year. All employees who meet the eligibility requirements of the Plan receive this contribution, regardless of whether they have made any compensation deferrals. The contribution is allocated to participants based on their total eligible compensation.

     Participants are at all times fully vested in any rollover contributions from other plans and in their own compensation deferrals. Vesting in any discretionary employer contribution and in any matching employer contribution begins after three years of service, with full vesting upon seven years of service. Participants may direct the investment of their Plan account among four funds maintained by the Plan trustee, including a Community Bancorp. stock fund. Generally distribution of Plan accounts is deferred until the participant's death, disability, retirement or other termination of employment, except in cases of financial hardship (as defined in the Plan). Benefits are subject to income tax upon distribution and certain early withdrawals may be subject to an additional 10% penalty tax. Distribution of Plan benefits may be in the form of an annuity, a lump sum in cash, or in certain circumstances, common stock of the Company.

Officer Incentive Plan

     The Bank maintains an Officer Incentive Plan (the "Plan") for its executive officers and vice presidents. Each executive officer or vice president having at least one year of service is eligible to participate in the Plan. Under the Plan, two separate incentive pools are established, one for the four executive officers and another for all vice presidents. The incentive bonus pool for executive officers is determined by the Bank's annual rating issued by IDC Financial Publishing, Inc., an industry-wide recognized ranking service, and a weighted average return on equity over the preceding four year period. The bonus pool under the Plan is determined according to the following schedule:

           IDC Rating                   Percent of After-Tax Earnings
         Below Average                              0
         Average                                    1.00%
         Excellent                                  2.75%
         Superior                                   4.50%
         Top 3 in State
         and Superior                               6.00%

      Average Return on Equity(1)       Percent of After-Tax Earnings
         less than 9.06%                            0
          9.06 to 10.55%                            1.25%
         10.56 to 12.05%                            2.75%
         12.06 to 13.55%                            3.75%
         13.56 to 15.05%                            4.75%
         15.06 to 16.55%                            5.75%
         16.56% and over                            6.50%

(Average return on equity is based on five year average return on equity for other Vermont banks as listed in the IDC Report.)

___________________
<F1>  For calculation of 1997 bonuses, weighted average return on equity gives 40% weight to 1997, 30% to 1996, 20% to 1995 and 10% to 1994.

     The results determined under the formulas in the above two tables are averaged to determine the amount of the incentive pool for the Bank's executive officers. The pool is divided into units and these units are distributed to the four executive officers. The return on equity targets, the applicable percentages of after-tax earnings and the allocation of the incentive units among the executive officers are determined by the Human Resources Committee of the Bank's Board of Directors, subject to the approval of the full Board.

     Because the amount of the incentive pool for executive officers depends in part on the Bank's annual rating by IDC Financial Publishing, Inc., which is not issued until the second quarter of the following year, 1997 bonus information for such officers was not yet available as of the date of preparation of this proxy statement.

     The incentive pools for Vice Presidents are determined by the following schedule:

                       After-Tax Return
                       on Average Assets     Percent of Salary

                       less than 1.00%       0
                       1.00% to 1.49%        8% of salary
                       1.50% and over        10% of salary

     Distributions under the Plan to Vice Presidents (other than executive officers) are ordinarily payable in January for services rendered during the preceding fiscal year.

     Although the Board of Directors of the Bank presently intends to maintain an officer incentive plan, it may revise or replace the Plan at any time with a new one. As a matter of policy, the Board views incentive compensation as an important component of officer compensation since it appropriately links the Bank's performance with the compensation of those employees in the best position to contribute significantly to the Bank's profitability.


                             ARTICLE 2
                AMENDMENT TO ARTICLES OF ASSOCIATION

     At a meeting held on March 10, 1998, the Board of Directors voted to recommend to the shareholders that the number of authorized shares of the Corporation's common stock, $2.50 par value per share, be increased from 2,000,000 shares to 6,000,000 shares. At the same meeting the Board voted to split the outstanding shares of the Corporations' common stock on a two-for-one basis, subject to shareholder approval at the Annual Meeting of the proposal to increase the authorized common stock. The increase in the authorized common stock is necessary to implement the stock split, as the Corporation does not have sufficient remaining authorized but unissued shares. If the amendment is approved, the two-for-one stock split would be accomplished as a 100% stock dividend, with one share of common stock issued on June 1, 1998 as a dividend for each share of common stock outstanding on the record date for the stock dividend (May 15, 1998). The par value of the Corporation's common stock would not be affected by the amendment to the Articles of Association or the stock split.

     In addition to the shares which would be utilized to implement the stock split, the Company has reserved for issuance 92,335 shares (184,670 shares on a post-split basis) for issuance pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan. The Corporation has also reserved an aggregate of 17,831 shares (35,662 shares on a post-split basis) for issuance upon exercise of conversion privileges by the holders of the Corporation's 11% Convertible Subordinated Debentures due 2004 and its 9% Convertible Subordinated Debentures due 1998.

     Except as described above, the Corporation has no plans, understandings or arrangements for issuance of any unissued or unreserved shares. However, the Board of Directors believes that it is desirable to have a sufficient number of authorized shares of common stock available to meet future contingencies and opportunities, such as for possible future financing and acquisition transactions, future stock dividends or splits, issuance pursuant to employee benefit or similar plans, or for other corporate purposes. Having additional shares available for issuance would give the Corporation greater flexibility by allowing shares to be issued without incurring the delay and expense of a special shareholders' meeting.

     If the amendment is approved the additional shares may be issued from time to time by the Board of Directors without further shareholder authorization, subject to applicable law and regulation. Shareholders do not have preemptive rights under applicable law or the Corporation's Articles of Association. Accordingly, the Corporation is not required to offer newly-issued shares to the shareholders.

     Although the Board has no present intention of doing so, shares of authorized and unissued common stock could be issued in one or more transactions that would make takeover of the Corporation more difficult. For example, additional shares could be issued to dilute the stock ownership of a person seeking to obtain control of the Corporation or could be privately placed with purchasers who would support the Board in opposing a hostile takeover attempt. Issuance of common stock in such a manner could have the possible effect of deterring an offer for the Corporation at a substantial premium over the current market price of the Corporation's common stock. The Corporation's Articles of Association and By-laws currently contain provisions that may have such an effect, including provisions dividing the Board of Directors into three classes, limiting the ability of shareholders to remove Directors and to create vacancies on the Board and requiring an 80% vote of shareholders to amend certain provisions of the Articles of Association.

     The text of Article Six of the Corporation's Articles of Association, as now in effect and as proposed to be amended, is set forth as Exhibit A to this proxy statement.

Vote Required

     The affirmative vote of the holders of at least a majority of the Corporation's issued and outstanding shares of common stock is required in order to approve the amendment to the Articles of Association.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 2.


                               ARTICLE 3
      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of A.M. Peisch & Company to continue as independent public accountants for the Corporation for the fiscal year ending December 31, 1998, subject to ratification of the appointment by the Corporation's shareholders. A.M. Peisch & Company were first appointed as independent public accountants of the Corporation for the 1985 fiscal year. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of A.M. Peisch & Company as the Corporation's independent certified public accountants for the fiscal year ending December 31, 1998. No determination has been made as to what action the Board of Directors will take if the shareholders do not ratify the appointment.

     A representative of A.M. Peisch & Company will be present at the Annual Meeting. He will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Vote Required

     Ratification of the selection of the Corporation's independent accountants for the ensuing year will require the affirmative vote of a majority of the votes cast "for" and "against."

          The Board of Directors recommends a vote FOR Article 3.

                              ANNUAL REPORT

     The Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including consolidated financial statements and the report of A.M. Peisch & Company thereon, accompanies this proxy statement.

                           SHAREHOLDER PROPOSALS

     In order to be included in the proxy material for the 1999 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation not later than December 3, 1998, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Corporation, in accordance with such rules and regulations.

                              OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors knows of no business that may come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that proxies will be voted on such matters in accordance with the recommendations of management.

                                                               EXHIBIT A



Text of Article Six*



                               ARTICLE SIX
                                  STOCK

     The aggregate number of shares the Corporation shall have authority to issue is (2,000,000) 6,000,000 shares, common, with a par value of $2.50 per share.

__________________

* Proposed deletions shown by strike through, and additions by underlining, but for the purpose of this filing, deletion is shown in brackets followed by additions.

(Side 1)


PROXY                      COMMUNITY BANCORP.

                Proxy for Annual Meeting of Shareholders
                              May 5, 1998

     The undersigned hereby appoints Robert W. Darby, Leonard E. Lippens and Roger D. Whitcomb, or any one or more of them, attorney with full power of substitution in each, to vote the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 5, 1998 at
5:30 p.m. and at any adjournment thereof.

1.  ELECTION OF FOUR DIRECTORS (Class expiring in 2001)

__ FOR ALL NOMINEES LISTED BELOW    __ WITHHOLD AUTHORITY to vote  (except
as marked to the contrary)                 for all nominees listed below

To serve until the Annual Meeting in 2001: MICHAEL H. DUNN, MARCEL M. LOCKE, STEPHEN P. MARSH AND DALE WELLS.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. To amend Article Six of the Corporation's Articles of Association to increase the authorized common stock to 6,000,000 shares.

3. To ratify the selection of the independent public accounting firm of A.M. Peisch & Company as the Corporation's external auditors for the fiscal year ending December 31, 1998.

___ FOR       ___ AGAINST         ___ ABSTAIN

In their discretion, to act upon such other business as may properly come
before the meeting or any adjournment thereof.   If any such business is
presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

                              ------------------
(Side 2)

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this Proxy will be voted FOR Items 1, 2 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                    Dated:  ___________________________, 1998

                                    _________________________________________
                                         Signature(s) of Shareholder(s)

                                    _________________________________________
                                         Signature(s) of Shareholder(s)

                                   Please sign exactly as name is printed on
                                    this proxy.  When signing as attorney,
                                    executor, administrator, trustee,
                                    guardian, or in any other representative capacity, please so indicate. All joint owners must sign.


NOT A PROXY                COMMUNITY BANCORP.

                    ANNUAL MEETING OF SHAREHOLDERS
                              May 5, 1998

                           DINNER RESERVATION

     Immediately following the Annual Meeting to be held at the Elks Club in Derby, Vermont, on Tuesday, May 5, 1998, at 5:30 p.m., a dinner will be served for all registered shareholders. Please indicate below whether you plan to attend the dinner.

I/We __ will __ will not attend the dinner. If stock is held jointly, indicate the number attending the dinner. __ One __ Two

     If you are voting by proxy, please complete and return this card, along with your fully-executed proxy card, in the enclosed postage paid envelope. You should also complete and return this dinner reservation card in the enclosed postage paid envelope even if you plan to vote your shares in person rather than by proxy.

                                  Dated:  ____________________________, 1998


                                  __________________________________________
                                                   Signature

                                  __________________________________________
                                                   Signature